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                                                                 Exhibit 23(A)-1

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Texas Eastern Transmission, LP (formerly Texas Eastern Transmission Corporation) on Form S-3 of our report dated January 18, 2001, appearing in the Annual Report on Form 10-K of Texas Eastern Transmission Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Houston, Texas
May 16, 2001